As filed with the Securities and Exchange Commission on October 18, 2006

Registration Number 333-131538

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FERMAVIR PHARMACEUTICALS, INC.

(Name of Small Business Issuer in its Charter)

Florida	2834	16-1639902
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer) Identification No.

420 Lexington Avenue, Suite 445
New York, New York 10170
(212) 413-0802

(Address and telephone number of principal executive offices)

Geoffrey W. Henson
Chief Executive Officer
FermaVir Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 445
New York, New York 10170
(212) 413-0802

(Name, address and telephone number of agent for service)

Copies to:

Jeffrey J. Fessler, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

On February 3, 2006, FermaVir Pharmaceuticals, Inc. (“FermaVir”) filed a Registration Statement on Form SB-2 (Registration No. 333-131538),  as amended on March 6, 2006 with the Securities and Exchange Commission and supplemented on March 17, 2006 (the “Registration Statement”), registering up to 1,000,000 shares of FermaVir’s common stock (the “Common Stock”) underlying a warrant, all of which were held by the selling stockholders named in the Registration Statement.  The Registration Statement was declared effective on March 8, 2006.  As of October 18, 2006, 33,334 shares of common stock were issued upon partial exercise of the warrant and believed to have been sold pursuant to the Registration Statement.  On October 12, 2006, FermaVir notified the selling stockholders that the Board of Directors of FermaVir approved the cancellation of the unexercised warrants.

Accordingly, pursuant to the undertaking contained in Part II, Item 6 of the Registration Statement and pursuant to Item 512(a)(3) of Regulation S-B, FermaVir files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the remaining 966,666 shares of common stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of October, 2006.

FERMAVIR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	October 18, 2006
Gabriele M. Cerrone

/s/ Geoffrey W. Henson	Chief Executive Officer and Director	October 18, 2006
Geoffrey W. Henson, Ph.D

/s/ Frederick Larcombe	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2006
Frederick Larcombe

*	Director	October 18, 2006
John P. Brancaccio

*	Director	October 18, 2006
Chris McGuigan, Ph.D.

*	Director	October 18, 2006
Erik De Clercq, Ph.D.

*	Director	October 18, 2006
Richard Whitley, M.D.

* By:	/s/ Geoffrey W. Henson
Geoffrey W. Henson
Attorney-in-Fact